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                                                                    Exhibit 10.6

                          MEMORANDUM OF UNDERSTANDING
                          ---------------------------

     This Memorandum of Understanding (the "MOU") is made this 28th day of March 2000 ("Effective Date") by and between iAsiaWorks, Inc., a company incorporated in the State of California, U.S.A. ("iAW") and Integra a French company ("Integra"). iAW and Integra are individually referred to as a "party" and collectively as the "parties."

                                   RECITALS

A. iAW is engaged in the business of providing internet facilities and services in the United States and Asia and possesses strategic, operational and financial capabilities in the development and operation of a broad variety of Internet related businesses.

B. Integra is engaged in the business of providing Internet facilities and services in Europe and possesses strategic, operational and financial capabilities in the development and operation of a broad variety of Internet related businesses.

C. The parties intend to co-operate with each other to their mutual benefit and to undertake certain and various activities together.

NOW, THEREFORE in view of the foregoing premises, the parties hereby mutually agree as follows:

1.   General Undertaking
     -------------------

1.1 iAW will offer to Integra for the benefit of Integra or its customers the following services ("Services") at such locations in the United States and Asia-Pacific as iAW may be located from time to time, including but not limited to the United States, Australia, China, Hong Kong, Japan, New Zealand, The Philippines, Singapore, Taiwan and Thailand.

     (a)  Hosting Services;

     (b)  Professional Services;

     (c) remote-hands maintenance service and systems administration service ("Administration Services") 24 hours per day and 7 days per week.

1.2 Integra will offer to iAW for the benefit of iAW or its customers the following services ("Services") at such locations in the European region as Integra may be located from time to time, including but not limited to France, United Kingdom, Germany, Italy, Spain, Netherlands, Denmark, Norway, Sweden and Iceland;

     (a)  Hosting Services;

     (b)  Professional Services;

     (c) remote-hand maintenance service and systems administration service ("Administration Services") 24 hours per day and 7 days per week.

1.3  In consideration of iAW providing:

     (a) the Hosting Services, Professional Services and Administration Services to customers referred to iAW by Integra, iAW will pay Integra a commission based upon * % of the monthly revenues to provide such services.

1.4  In consideration of Integra providing:

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     (a)  the Hosting Services, Professional Services and Administration
     Services to customers referred to Integra by iAW, Integra will pay iAW a commission based upon * % of the monthly revenues to provide such services.

2.   Preferred Partnership
     ---------------------

2.1 Each party recognizes that, as between the parties, the relationship is non-exclusive.

2.2 Each party further recognizes the need to establish a close business relationship, and to that end, shall endeavor to utilize the services of the other and recommend the same to its respective customers where and when possible.

2.3 Although not exclusive in nature, the parties shall refer to the business relationship as a Preferred Partnership.

3.   Confidentiality
     ---------------

3.1 Each party undertakes to refrain from disclosing (a) the existence, nature or terms of this MOU and/or the terms of the transactions referred to herein, or (b) the confidential documents and information exchanged by the parties in furtherance of the actions contemplated to this MOU (hereinafter "Confidential Information"), without prior written consent form the other party, except in the following circumstances:

     (a) in the event that any Confidential Information is known to the party receiving the same prior to the disclosure thereof by the disclosing party or becomes known to the party receiving such information from a third party not involving any breach of this MOU;

     (b) in the event that either of the parties is required to disclose the Confidential Information in order to comply with any law, rule, order, administrative or court resolution or arbitration decision;

     (c) in the event that the Confidential Information is generally known by the public or has been publicly disclosed; or

     (d) the parties agree in writing that it be disclosed to specified person, upon such terms and conditions as the parties may agree and specify.

3.2 The foregoing obligations regarding Confidential Information shall not prohibit disclosure to (a director, employees or advisors and the other representatives of either party whose duties require them to know the Confidential Information (such persons shall be required by the party with whom they are employed or associated to uphold the confidentiality of Confidential Information made available to them); (b) potential sources of financing; or (c) potential parties to the Agreement who, in term, shall be required by the party providing Confidential information to it to uphold the confidentiality of the Confidential Information made available to it.

3.3 Each party undertakes to refrain from making any public announcement on matters contained in this MOU without prior written notice to and approval thereof by the other party. The parties shall mutually agree upon the content of any such disclosure.

4.   Expenses
     --------

     Each party will bear its own costs and expenses incurred in connection with the matters contemplated in this MOU.

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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5.   Press Announcements
     -------------------

5.1 Neither party will make any public announcement in any form without the express and written authority of the other party.

5.2 The parties agree to jointly prepare and publish a press release announcing the initial terms and conditions of this MOU, at their earliest opportunity.

6.   Effect of this MOU
     ------------------

     For the avoidance of doubt, the provisions in this MOU are, and are intended to be, legally binding.

7.   General Terms
     -------------

7.1 This MOU represents the full and complete agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements (whether written or oral) between the parties herein.

7.2 This MOU shall be governed by and construed under the Laws of the State of California.

8.   Termination
     -----------

8.1 Either party may terminate this MOU upon giving a written notice to the other party of at least 60 calendar days.

8.2 Notwithstanding termination in accordance with clause 8.1 or at law the obligations under clause 3, for a period of 12 months from the date of valid termination.

IN WITNESS WHEREOF, the parties have herein set their hand on the date and place first above written.

iAsiaWorks, Inc.                     INTEGRA Ltd.

By:  /s/ Dan Weirich                 By:  /s/ Aymeric de Cardes
   ------------------------------       ------------------------------

Its: V.P. of Business Development    Its: V.P. of Business Development
    -----------------------------        -----------------------------

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